Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 2, 2018) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $916 and adjusted book value per share of $903 as of March 31, 2018. Book value per share and adjusted book value per share decreased 2% and 1% for the quarter, including dividends. Comprehensive loss attributable to common shareholders was $48 million in the first quarter of 2018, compared to comprehensive income attributable to common shareholders of $29 million in the first quarter of 2017.

Manning Rountree, CEO, commented, “ABVPS was down 1% in the quarter. The main event was a -1.0% total return in our investment portfolio, as both fixed income and equity markets sold off in the quarter. As expected, new municipal bond issuance was light in the quarter, and BAM’s volume dipped as a result, although BAM’s pricing and market share remained at healthy levels. MediaAlpha had an outstanding quarter, with strong topline growth and record adjusted EBITDA. In April, we announced our agreement to acquire NSM, a leading specialty insurance program administrator. We expect to close the acquisition in the second quarter. Our modified Dutch tender offer for up to 500,000 White Mountains common shares will expire on May 7.”

HG Global/BAM

BAM insured municipal bonds with par value of $1.3 billion in the first quarter of 2018, compared to $2.4 billion in the first quarter of 2017.  Gross written premiums and member surplus contributions totaled $11 million in the first quarter of 2018, compared to $28 million in the first quarter of 2017. Total pricing, which is premiums plus member surplus contributions weighted by the par value of bonds insured, was 96 basis points in in the first quarter of 2018, compared to 119 basis points in the first quarter of 2017. BAM’s total claims paying resources were $709 million at March 31, 2018, compared to $708 million at December 31, 2017 and $662 million at March 31, 2017.

Seán McCarthy, CEO of BAM, said, “The first quarter saw a market-wide drop in new-issue municipal volume, as the uncertainty over tax reform caused many issuers to pull forward planned 2018 issuance volume into 2017. Despite the drop in supply, BAM maintained its market position and continued to generate organic growth in claims paying resources.  Primary market pricing improved in the quarter. In April, we expanded our claims-paying resources by $100 million through a collateralized reinsurance agreement with Fidus Re Ltd., a special-purpose insurer created to provide collateralized reinsurance protection to BAM. This creative transaction demonstrates the quality of BAM's insured portfolio and the strength of BAM's position in the marketplace.”

HG Global reported pre-tax income of $5 million in the first quarter of 2018, compared to pre-tax income of $7 million in the first quarter of 2017. White Mountains reported pre-tax loss related to BAM of $19 million in the first quarter of 2018, compared to pre-tax loss of $12 million in the first quarter of 2017. The period over period changes were driven primarily by lower returns in the HG Global/BAM investment portfolios.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

MediaAlpha

MediaAlpha reported break-even GAAP pre-tax income and adjusted EBITDA of $10 million in the first quarter of 2018, compared to GAAP pre-tax loss of $1 million and adjusted EBITDA of $2 million in the first quarter of 2017. MediaAlpha reported revenues of $72 million in the first quarter of 2018, compared to $33 million in the first quarter of 2017. The increases in GAAP pre-tax income, adjusted EBITDA and revenues were primarily driven by growth in the P&C vertical and the Health, Medicare and Life vertical (which includes the impact of the acquisition of assets from Healthplans.com in the fourth quarter of 2017).

Cost of sales was $57 million in the first quarter of 2018, compared to $28 million in the first quarter of 2017. The increase in cost of sales was primarily driven by volume growth. General and administrative expenses were $11 million in the first quarter of 2018, compared to $3 million in the first quarter of 2017. The increase was primarily driven by the recognition of non-cash equity-based compensation expense of $6 million.

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $52 million in the first quarter of 2018, compared to pre-tax income of $3 million in the first quarter of 2017. The change was driven primarily by negative investment results, partially offset by a reduction in general and administrative expenses. Net realized and unrealized losses were $46 million in the first quarter of 2018, compared to net realized and unrealized gains of $35 million in the first quarter of 2017. Net investment income was $16 million in the first quarter of 2018, compared to $10 million in the first quarter of 2017. General and administrative expenses were $22 million in the first quarter of 2018, compared to $45 million in the first quarter of 2017. In the first quarter of 2017, general and administrative expenses included $14 million of additional compensation expense related to the retirement of the Company’s former Chairman and CEO.

NSM Acquisition

On March 31, 2018, White Mountains entered into an agreement to acquire 95% of NSM Insurance Group (“NSM”) for cash in an amount equal to $368 million, subject to certain adjustments. NSM expects to borrow approximately $100 million of third party indebtedness in conjunction with the acquisition which will reduce White Mountains’s net investment to approximately $273 million.

NSM is a full-service MGU and program administrator for specialty property & casualty insurance, with over $500 million of controlled premiums. NSM manages all aspects of the placement process on behalf of its carrier partners, including product development, marketing, underwriting, policy issuance, and claims. The company specializes in niche sectors such as collector cars, social services and behavioral health, specialty real estate, sports and fitness centers, and pet insurance.

Investments

The total return on invested assets was -1.0% in the first quarter of 2018 compared to 1.5% in the first quarter of 2017.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio was down -1.0% in the quarter, with returns impacted by rising interest rates and the pullback in the equity markets.  Our fixed income portfolio returned -0.7%, outperforming the longer-duration Bloomberg Barclays Intermediate Aggregate Index.  Our portfolio of common stocks and ETFs was down -0.9% for the quarter, in line with the S&P 500 Index.  Other long-term investments were down -2.8% for the quarter, principally driven by losses from currency hedges, which have since been closed out in connection with the liquidation of our sterling-denominated bond portfolio.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$622.1	$623.6	$603.1
Short-term investments	88.0	69.8	62.0
Total investments	710.1	693.4	665.1
Cash	9.4	25.6	12.0
Insurance premiums receivable	5.2	4.5	1.6
Deferred acquisition costs	15.9	14.8	11.9
Accrued investment income	4.4	3.4	3.0
Accounts receivable on unsettled investment sales	—	.1	—
Other assets	5.1	5.6	5.5
Total Financial Guarantee assets	750.1	747.4	699.1

Marketing Technology (MediaAlpha)
Cash	15.9	9.1	2.4
Goodwill and other intangible assets	50.8	53.7	34.2
Accounts receivable from publishers and advertisers	35.4	32.4	15.8
Other assets	1.6	1.3	.8
Total Marketing Technology assets	103.7	96.5	53.2

Other
Fixed maturity investments	711.7	1,506.1	1,405.6
Short-term investments	675.0	106.3	76.2
Common equity securities	945.6	866.1	402.1
Other long-term investments	253.1	208.8	195.9
Total investments	2,585.4	2,687.3	2,079.8
Cash	94.9	62.4	31.0
Accrued investment income	10.7	13.9	12.0
Accounts receivable on unsettled investment sales	14.0	20.9	15.4
Goodwill and other intangible assets	8.4	8.4	8.7
Other assets	16.5	19.1	12.3
Assets held for sale - OneBeacon	—	—	3,572.0
Assets held for sale - Other	3.3	3.3	6.9
Total Other assets	2,733.2	2,815.3	5,738.1
Total assets	$3,587.0	$3,659.2	$6,490.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2018	December 31, 2017	March 31, 2017
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$140.2	$136.8	$99.7
Accrued incentive compensation	8.4	18.2	7.2
Accounts payable on unsettled investment purchases	18.8	.6	10.1
Other liabilities	12.2	11.4	9.4
Total Financial Guarantee liabilities	179.6	167.0	126.4

Marketing Technology (MediaAlpha)
Debt	21.5	23.8	11.5
Amounts due to publishers and advertisers	37.4	31.6	13.0
Accrued incentive compensation	.9	2.0	—
Other liabilities	.9	2.4	1.1
Total Marketing Technology liabilities	60.7	59.8	25.6

Other
Accrued incentive compensation	23.7	60.6	52.4
Accounts payable on unsettled investment purchases	17.7	—	3.6
Other liabilities	9.5	11.0	16.4
Liabilities held for sale - OneBeacon	—	—	2,535.2
Total Other liabilities	50.9	71.6	2,607.6
Total liabilities	291.2	298.4	2,759.6

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	675.3	670.6	807.8
Retained earnings	2,765.0	2,823.2	2,795.9
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and other	(1.3)	(1.3)	(.6)
Accumulated other comprehensive loss from net change in benefit plan assets and obligations	—	—	(3.8)
Total White Mountains’s common shareholders’ equity	3,439.0	3,492.5	3,599.3
Non-controlling interests	(143.2)	(131.7)	131.5
Total equity	3,295.8	3,360.8	3,730.8
Total liabilities and equity	$3,587.0	$3,659.2	$6,490.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2018	December 31, 2017	March 31, 2017
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,439.0	$3,492.5	$3,599.3
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(154.1)	(157.0)	N/A
HG Global’s unearned premium reserve (1)	106.8	103.9	N/A
HG Global’s net deferred acquisition costs (1)	(25.2)	(24.3)	N/A
Adjusted book value per share numerator	$3,366.5	$3,415.1	$3,599.3
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,753.4	3,750.2	4,572.8
Unearned restricted common shares	(26.2)	(16.8)	(34.7)
Adjusted book value per share denominator	3,727.2	3,733.4	4,538.1
GAAP book value per share	$916.24	$931.30	$787.13
Adjusted book value per share	$903.22	$914.75	$793.15

(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	March 31, 2018	December 31, 2017	March 31, 2017

Quarter-to-date change in GAAP book value per share, including dividends:	(1.5)%	0.7%	0.4%
Quarter-to-date change in adjusted book value per share, including dividends:	(1.2)%	1.0%	0.6%
Year-to-date change in GAAP book value per share, including dividends:	(1.5)%	18.8%	0.4%
Year-to-date change in adjusted book value per share, including dividends:	(1.2)%	16.1%	0.6%
Year-to-date dividends per share	$1.00	$1.00	$1.00

	March 31, 2018	December 31, 2017	March 31, 2017
Summary of goodwill and other intangible assets (in millions):
Goodwill:
MediaAlpha	$18.3	$18.3	$18.3
Other	7.6	7.6	7.6
Total goodwill	25.9	25.9	25.9

Other intangible assets:
MediaAlpha	32.5	35.4	15.9
Other	.8	.8	1.1
Total other intangible assets	33.3	36.2	17.0

Total goodwill and other intangible assets	59.2	62.1	42.9

Goodwill and other intangible assets held for sale	—	—	.9

Goodwill and other intangible assets attributed to non-controlling interests	(21.1)	(21.1)	(16.2)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$38.1	$41.0	$27.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended March 31,

	2018	2017
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$3.0	$2.0
Net investment income	3.7	2.6
Net realized and unrealized (losses) gains	(7.9)	1.3
Other revenues	.2	.4
Total Financial Guarantee revenues	(1.0)	6.3
Marketing Technology (MediaAlpha)
Advertising & commission revenues	70.1	32.5
Other revenues	1.6	—
Total Marketing Technology revenues	71.7	32.5
Other
Earned insurance premiums	—	1.0
Net investment income	16.0	10.2
Net realized and unrealized (losses) gains	(45.8)	35.0
Advertising & commission revenues	.9	1.3
Other revenues	.3	2.5
Total Other revenues	(28.6)	50.0
Total revenues	42.1	88.8
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	1.4	1.2
Other underwriting expenses	.1	.1
General and administrative expenses	11.8	10.6
Total Financial Guarantee expenses	13.3	11.9
Marketing Technology (MediaAlpha)
Cost of sales	57.4	27.7
General and administrative expenses	11.2	3.2
Amortization of other intangible assets	2.9	2.4
Interest expense	.4	.2
Total Marketing Technology expenses	71.9	33.5
Other
Loss and loss adjustment expenses	—	1.1
Insurance acquisition expenses	—	.1
Cost of sales	.7	1.1
General and administrative expenses	22.0	44.5
Interest expense	.2	.2
Total Other expenses	22.9	47.0
Total expenses	108.1	92.4
Pre-tax loss from continuing operations	(66.0)	(3.6)
Income tax (expense) benefit	(.7)	.3
Net loss from continuing operations	(66.7)	(3.3)
Gain (loss) from sale of discontinued operations, net of tax	.1	(1.0)
Net income from discontinued operations, net of tax	—	32.3
Net (loss) income	(66.6)	28.0
Net loss attributable to non-controlling interests	18.6	1.0
Net (loss) income attributable to White Mountains’s common shareholders	(48.0)	29.0
Other comprehensive income, net of tax	—	.1
Comprehensive income from discontinued operations, net of tax	—	.1
Comprehensive (loss) income	(48.0)	29.2
Other comprehensive income attributable to non-controlling interests	—	—
Comprehensive (loss) income attributable to White Mountains’s common shareholders	$(48.0)	$29.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2018	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$2.3	$.7	$—	$—	$3.0
Net investment income	1.2	2.5	—	16.0	19.7
Net investment income (loss) - BAM surplus note interest	5.7	(5.7)	—	—	—
Net realized and unrealized investment losses	(3.6)	(4.3)	—	(45.8)	(53.7)
Advertising and commission revenues	—	—	70.1	.9	71.0
Other revenues	—	.2	1.6	.3	2.1

Total revenues	5.6	(6.6)	71.7	(28.6)	42.1
Expenses:
Insurance acquisition expenses	.5	.9	—	—	1.4
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	57.4	.7	58.1
General and administrative expenses	.4	11.4	11.2	22.0	45.0
Amortization of other intangible assets	—	—	2.9	—	2.9
Interest expense	—	—	.4	.2	.6

Total expenses	.9	12.4	71.9	22.9	108.1

Pre-tax income (loss)	$4.7	$(19.0)	$(.2)	$(51.5)	$(66.0)

For the Three Months Ended March 31, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.5	$.5	$—	$1.0	$3.0
Net investment income	.6	2.0	—	10.2	12.8
Net investment income (loss) - BAM surplus note interest	4.8	(4.8)	—	—	—
Net realized and unrealized investment gains	.3	1.0	—	35.0	36.3
Advertising and commission revenues	—	—	32.5	1.3	33.8
Other revenues	—	.4	—	2.5	2.9

Total revenues	7.2	(.9)	32.5	50.0	88.8
Expenses:
Loss and loss adjustment expenses	—	—	—	1.1	1.1
Insurance acquisition expenses	.3	.9	—	.1	1.3
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	27.7	1.1	28.8
General and administrative expenses	.3	10.3	3.2	44.5	58.3
Amortization of other intangible assets	—	—	2.4	—	2.4
Interest expense	—	—	.2	.2	.4

Total expenses	.6	11.3	33.5	47.0	92.4

Pre-tax income (loss)	$6.6	$(12.2)	$(1.0)	$3.0	$(3.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2018	2017
Gross par value of primary market policies issued	$1,149.5	$2,041.0
Gross par value of secondary market policies issued	148.6	338.1
Total gross par value of market policies issued	$1,298.1	$2,379.1

Gross written premiums	$6.4	$18.7
Member surplus contributions collected	4.9	9.6
Total gross written premiums and member surplus contributions	$11.3	$28.3
Total pricing (1)	96 bps	119 bps
(1) Total pricing also includes the present value of future installment member surplus contributions not yet collected of $1.2 for the three months ended March 31, 2018.

	As of March 31, 2018	As of December 31, 2017
Policyholders’ surplus	$420.9	$427.3
Contingency reserve	37.9	34.8
Qualified statutory capital	458.8	462.1
Statutory net unearned premiums	31.0	30.5
Present value of future installment premiums and member surplus contributions	10.9	9.0
Collateral trusts at statutory value	208.2	206.8
Claims paying resources	$708.9	$708.4

	Three Months Ended March 31,
HG Global	2018	2017
Net written premiums	$5.3	$12.6
Earned premiums	$2.3	$1.5

	As of March 31, 2018	As of December 31, 2017
Unearned premiums	$110.2	$107.2
Deferred acquisition costs	$26.0	$25.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (continued)
(millions)
(Unaudited)

	Three Months Ended March 31,
MediaAlpha	2018	2017
Advertising and commission revenues	$70.1	$32.5
Cost of sales	57.4	27.7
Gross profit	12.7	4.8
Other revenue	1.6	—
General and administrative expenses	11.2	3.2
Amortization of other intangible assets	2.9	2.4
Interest expense	.4	.2
GAAP pre-tax income	(.2)	(1.0)
Income tax expense	—	—
GAAP net income	(.2)	(1.0)

Add back:
Non-cash equity-based compensation expense	6.4	—
Interest expense	.4	.2
Income tax expense	—	—
General and administrative expenses - depreciation	—	—
Amortization of other intangible assets	2.9	2.4
Adjusted EBITDA	$9.5	$1.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2018	2017
Basic income (loss) per share
Continuing operations	$(12.85)	$(0.52)
Discontinued operations	0.03	6.86
Total consolidated operations	$(12.82)	$6.34

Diluted income (loss) per share
Continuing operations	$(12.85)	$(0.52)
Discontinued operations	0.03	6.86
Total consolidated operations	$(12.82)	$6.34
Dividends declared per White Mountains’s common share	$1.00	$1.00

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

•
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $159 million and $162 million less than the nominal GAAP carrying values as of March 31, 2018 and December 31, 2017, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $84 million and $82 million as of March 31, 2018 and December 31, 2017, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized.

The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•
Adjusted EBITDA is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization and non-cash equity-based compensation expense. White Mountains believes that this non-GAAP financial measure is useful to management and investors in analyzing MediaAlpha’s economic performance without the effects of interest rates, levels of debt, effective tax rates, depreciation and amortization primarily resulting from purchase accounting, or non-cash equity-based compensation. In addition, White Mountains believes that investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. See page 10 for the reconciliation of MediaAlpha’s GAAP net loss to adjusted EBITDA.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	competitive forces, including the conduct of other insurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.